Exhibit 3.2

State of North Carolina

Department of the Secretary of State

ARTICLES OF AMENDMENT

BUSINESS CORPORATION

Pursuant to §55-10-06 of the General Statutes of North Carolina, the undersigned corporation hereby submits the following Articles of Amendment for the purpose of amending its Articles of Incorporation.

1.	The name of the corporation is: American Community Bancshares, Inc.

2.	The text of each amendment adopted is as follows (State below or attach):

See Exhibit A attached.

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3.	If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment, if not contained in the amendment itself, are as follows:

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4.	The date of adoption of each amendment was as follows: April 25, 2006

5.	(Check either a, b, c, or d, whichever is applicable)

a.              The amendment(s) was (were) duly adopted by the incorporators prior to the issuance of shares.

b.              The amendment(s) was (were) duly adopted by the board of directors prior to the issuance of shares.

c.              The amendment(s) was (were) duly adopted by the board of directors without shareholder action as shareholder action was not required because (set forth a brief explanation of why shareholder action was not required.)

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d.     X     The amendment(s) was (were) approved by shareholder action, and such shareholder approval was obtained as required by Chapter 55 of the North Carolina General Statutes.

ARTICLES OF AMENDMENT

6.	These articles will be effective upon filing, unless a delayed time and date is specified:

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This the 8th day of May, 2006

American Community Bancshares, Inc.
Name of Corporation

/s/ Randy P. Helton
Signature

Randy P. Helton, President and Chief Executive Officer
Type or Print Name and Title

NOTES:

1.	Filing fee is $50. This document must be filed with the Secretary of State.

Exhibit A

ARTICLE II

The Corporation shall have authority to issue a total of 26,000,000 shares of capital stock. The capital stock shall consist of 25,000,000 shares of Common Stock, $1.00 par value per share, each with one vote per share, and 1,000,000 shares of Preferred Stock, no par value. The preferences, limitations and relative rights of the shares of Preferred Stock shall be as designated by the Board of Directors and may be issued in one or more series.